UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 31, 2015
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 NE 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices)
(425) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 31, 2015, TaxACT, Inc. ("TaxACT") and HD Vest, Inc. (together with TaxACT, the "Borrowers") entered into a Credit Agreement (the "Credit Agreement") and ancillary agreements and documents (collectively, with the Credit Agreement, the "Credit Facility") with Bank of Montreal, as administrative agent (in such capacity, the "Agent"), collateral agent and swing line lender, and each lender from time to time a party to the Credit Facility (collectively, the "Lenders"). TaxACT is an indirect, wholly-owned subsidiary of Blucora, Inc. (the "Company"), and HD Vest, Inc. is an indirect, 95.5% owned subsidiary of TaxACT Holdings, Inc., which is a wholly-owned subsidiary of the Company. As described in the Current Report on Form 8-K filed by the Company on December 31, 2015, the Credit Facility was entered into in connection with, and closed concurrent with, the closing of the acquisition in which the Company indirectly acquired a 95.5% interest in HDV Holdings, Inc. HDV Holdings, Inc. is the holding company for the group of companies, including HD Vest, Inc., that comprise the HD Vest Financial Services® business. TaxACT Holdings, Inc. also executed the Credit Agreement as a guarantor, and pledged 100% of the outstanding equity in TaxACT as collateral for the Credit Facility. Project Baseball Sub, Inc., the direct parent of HDV Holdings, Inc. also executed the Credit Agreement as a guarantor, and pledged 100% of the outstanding equity in HDV Holdings, Inc. as collateral for the Credit Facility. The Company is not a party to the Credit Agreement, but has entered into a Parent Guaranty and a Pledge Agreement, pursuant to which the Company guaranteed the obligations of the Borrowers under the Credit Facility, with recourse under the Parent Guaranty limited to the pledge by the Company of 100% of the stock of TaxACT Holdings, Inc.

Under the terms of the Credit Facility, the Borrowers borrowed $400,000,000 from the Lenders on December 31, 2015 in the form of a term loan (the "Term Loan"). The Credit Facility also includes a revolving credit facility with a commitment amount of $25,000,000 (the "Revolver") with the Lenders. No amounts were borrowed under the Revolver on December 31, 2015. The final maturity date of the Term Loan is December 31, 2022 and the final maturity date of the Revolver is December 21, 2020.

The Term Loan will amortize in equal quarterly installments payable on the last day of each calendar quarter (beginning on March 31, 2016). The amount of each amortization payment is based upon the timing of such payment and the Consolidated Total Net Leverage Ratio (as such term is defined in the Credit Agreement and without netting cash and cash equivalents) at the time of each such payment. In addition to the quarterly amortization payments, all outstanding principal and interest on the Term Loan is payable on the maturity date of December 31, 2022.

As set forth in more detail in the Credit Agreement, the Borrowers will make mandatory prepayments on the Term Loan in the event of certain specified events, including the generation of Excess Cash Flow by the Consolidated Parties (each as defined in the Credit Agreement). The Borrowers may also prepay amounts under the Term Loan without penalty, subject to certain restrictions and costs specified in the Credit Agreement, and subject to a prepayment fee equal to 1% of the amount prepaid on or before December 31, 2016. The Borrowers may prepay and terminate the Revolver without penalty, subject to certain restrictions and costs specified in the Credit Agreement.

The outstanding principal balance of the Term Loan bears interest at the Applicable Margin plus, at the Borrowers’ election, either (a) the Eurodollar Rate and (b) the highest of (i) the rate of interest publicly announced by the Agent as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.50% per annum and (iii) the 1-month Eurodollar Rate (as defined below, and taking into account the floor) plus 1.00% per annum (the "ABR"). The Applicable Margin for the Term Loan is (x) for Eurodollar Rate Loans, 6.00% and (y) for ABR loans, 5.00%.

The outstanding principal balance of the Revolver bears interest at the Applicable Margin plus, at the Borrowers’ election, either (a) the Eurodollar Rate and (b) the ABR. The Applicable Margin for the Revolver is dependent on the Consolidated First Lien Net Leverage Ratio. The initial Applicable Margin for the Revolver is (x) for Eurodollar Rate Loans, 5.00% and (y) for ABR loans, 4.00%. The Borrowers are required to pay a commitment fee on the undrawn commitment under the Revolver in an amount equal to (i) 0.50% until delivery of financial statements for the fiscal quarter ending March 31, 2016 and (ii) thereafter, in an amount dependent on the Consolidated First Lien Net Leverage Ratio.

The Credit Agreement contains the customary terms and conditions that are applicable to the Borrowers and their Restricted Subsidiaries (but not the Company), including, but not limited to: (a) representations and warranties regarding (i) financial condition, (ii) absence of any material adverse effect and (iii) organizational and legal status and authority; (b) affirmative covenants regarding (i) financial and collateral reporting, (ii) payment of taxes and other obligations, (iii) continuation of business and maintenance of existence and rights, and (iv) maintenance of property and insurance; and (c) negative covenants regarding (i) limitations on the incurrence of debt, (ii) limitation on liens, (iii) limitation on changes in nature of business, (iv) limitation on consolidation, merger, sale, or purchase of assets, (v) limitation on advances, investments, and loans, (vi) limitations on dividend, distributions and other restricted payments and (vii) the maximum Consolidated Total Net Leverage Ratio. The Credit Agreement also contains events of default consistent with those customarily found in similar financings, including, but not limited to, (i) non-payment of obligations, (ii) inaccuracy of representations or warranties, (iii) non-performance of covenants and obligations, (iv) default on other material debt, (v) change of control, and (vi) bankruptcy or insolvency.

The foregoing description of the Credit Agreement and the Credit Facility is a summary, does not purport to be a complete description of the Credit Agreement or the Credit Facility, and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2016

BLUCORA, INC.

By: /s/ Mark Finkelstein
Mark Finkelstein
Chief Legal & Administrative Officer and Secretary